Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form Number	Registration Statement Number	Description
Form S-8	333-112831	Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan

Form S-3	333-112281	Common Stock Issuable on Exercise of Warrant

Form S-8	333-105767	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-76798	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-65636	Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan

Form S-8	333-58634	Extreme Networks, Inc. Individual Option Agreements Granted Under the Webstacks, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-55644	Extreme Networks, Inc. Individual Option Agreements Granted Under the Optranet, Inc. 2000 Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-54278	Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Nonstautory Stock Option Plan

of our reports dated September 6, 2005, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc., Extreme Networks, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Extreme Networks, Inc., included in this Annual Report (Form 10-K) for the year ended July 3, 2005.

/s/ Ernst & Young LLP

Palo Alto, California

September 6, 2005